Exhibit 99.1

29th June, 2018 (6.45 PM PST)	NEWS RELEASE

RELIANCE INDUSTRIES TO ACQUIRE RADISYS

Radisys Corporation (Nasdaq:RSYS), a global leader of open telecom solutions (“Radisys” or “the Company”), and Reliance Industries Limited, India’s largest private sector company (“RIL” or “Reliance”), have entered into a definitive agreement under which Reliance will acquire Radisys for US$1.72 per share in cash.

Radisys is a leader in providing open telecom solutions to service providers worldwide. Headquartered in Hillsboro, Oregon, Radisys has nearly 600 employees with an engineering team based out of Bangalore, India, and sales and support offices globally. Radisys delivers value to service providers and telecom equipment vendors by providing disruptive open-centric software, hardware and service capabilities that enable the migration to next-generation network topologies.

“Reliance and Jio have been disrupting legacy business models and establishing new global benchmarks. Radisys’ top-class management and engineering team offer Reliance rapid innovation and solution development expertise globally, which complements our work towards software-centric disaggregated networks and platforms, enhancing the value to customers across consumer and enterprise segments,” said Akash Ambani, Director of Reliance Jio. “This acquisition further accelerates Jio’s global innovation and technology leadership in the areas of 5G, IOT and open source architecture adoption.”

Brian Bronson, CEO of Radisys said, “The backing and support of India-based global conglomerate Reliance, will accelerate our strategy and the scale required by our customers to further deploy our full suite of products and services. The Radisys team will continue to work independently on driving its future growth, innovation and expansion. The addition of Reliance’s visionary leadership and strong market position will enhance Radisys’ ability to develop and integrate large-scale, disruptive, open-centric end-to-end solutions.”

Terms and Financing

The transaction is subject to certain customary closing conditions, including regulatory approvals and approval of Radisys’ shareholders, and is expected to close in the fourth quarter of 2018. RIL intends to finance the transaction through its own internal accruals.

Advisors

Covington & Burling LLP is acting as legal advisor and Ernst & Young provided diligence and tax advisory services to RIL.

Raymond James & Associates, Inc. is acting as financial advisor and Baker & McKenzie LLP is acting as legal advisor to Radisys.

Forward Looking Statements

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements.” Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends. Such statements include statements as to the expected timing of completion of the merger, the expected benefits and costs of the transaction, management plans relating to the transaction and the satisfaction of all closing conditions to the transaction, including the ability to obtain shareholder and regulatory approvals.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the following: Radisys’ shareholders may not approve the transaction; conditions to the closing of the transaction, including receipt of required regulatory approvals, may not be satisfied timely, if at all; the transaction may involve unexpected costs, liabilities or delays; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; uncertainties surrounding the transaction; the outcome of any legal proceedings related to the transaction; Radisys may be adversely affected by other economic, business, and/or competitive factors; risks that the pending transaction disrupts current plans and operations; the retention of key employees of Radisys; other risks to consummation of the transaction, including circumstances that could give rise to the termination of the merger agreement and the risk that the transaction will not be consummated within the expected time period or at all; and the other risks described from time to time in Radisys’ reports filed with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors,” including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q and in other of Radisys’ filings with the SEC.

All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Radisys undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

Additional Information and Where to Find It

In connection with the transaction, Radisys intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Radisys will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the transaction. BEFORE MAKING ANY VOTING DECISION, RADISYS SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS (AND ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS THAT RADISYS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Radisys with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at Radisys’ investor website (http://investor.radisys.com), or by writing or calling Radisys at Radisys Corporation, 5435 NE Dawson Creek Drive Hillsboro, OR 97124 or by (503) 615-1685.

Participants in the Solicitation

Radisys and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Radisys’ shareholders with respect to the transaction. Information about Radisys’ directors and executive officers and their ownership of Radisys’ common stock is set forth in Radisys’ proxy statement on Form 10-K/A filed with the SEC on April 26, 2018. To the extent that holdings of Radisys’ securities have changed since the amounts printed in Radisys’ proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of the participants in the proxy solicitation, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

About Reliance Industries Limited

Reliance Industries Limited (RIL) is India’s largest private sector company, with a consolidated turnover of USD 66.1 billion, operating cash profit of USD 9.8 billion and net profit of USD 5.5 billion for the year ended March 31, 2018. It had cash & equivalent balance of USD 12 billion as of March 31, 2018. It is the first private sector company from India to feature in Fortune’s Global 500 list of ‘World’s Largest Corporations’. The Company’s business interests span petroleum refining and marketing, petrochemicals, retail, hydrocarbon exploration and production, digital services and telecommunications.

The Group’s digital communications and services initiatives under Jio brand, have been redefining benchmarks, setting new milestones, inspiring unprecedented adoption, usage and service metrics. For more information, visit www.ril.com

About Radisys

Radisys (NASDAQ: RSYS), a global leader in open telecom solutions, enables service providers to drive disruption with new open architecture business models. Radisys’ innovative disaggregated and virtualized enabling technology solutions leverage open reference architectures and standards, combined with open software and hardware to power business transformation for the telecom industry, while its world-class services organization delivers systems integration expertise necessary to solve communications and content providers’ complex deployment challenges. For more information, visit www.radisys.com. 1

[1]	Reliance and Radisys® is a registered copy right and trademarks of Reliance and Radisys respectively

Key Contacts:

Reliance Industries Limited

Tushar Pania

Reliance Industries Ltd.

+ 91 9820088536

tushar.pania@ril.com

Radisys Corporation

Jon Wilson

Chief Financial Officer.

503-615-1685

jon.wilson@radisys.com

Radisys Investor Contact

Brett L.Perry

Shelton Group

214-272-0070

bperry@sheltongroup.com

Radisys Media Contact

Natasha Tamaskar

VP of Global Marketing

1-978-697-9525

natasha.tamasker@radisys.com